EXHIBIT (a)(1)(iii)

NOTICE OF GUARANTEED DELIVERY

(Not To Be Used For Signature Guarantee)

To Tender Shares of Common Stock

of

WENDY’S INTERNATIONAL, INC.

Pursuant to its Offer to Purchase dated October 18, 2006

THE TENDER OFFER, THE PRORATION PERIOD AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M., EASTERN STANDARD TIME, ON THURSDAY, NOVEMBER 16, 2006, UNLESS THE TENDER OFFER IS EXTENDED.

As set forth in Section 3 of the Offer to Purchase (as defined below), this form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if (1) certificates for Shares of common stock, $0.10 stated value per share, of Wendy’s International, Inc., an Ohio corporation, and all other documents required by the Letter of Transmittal cannot be delivered to the Depositary or (2) the procedures for book-entry transfer cannot be completed by the Expiration Date (as defined in the Offer to Purchase). This form may be delivered by hand, facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

The Depositary for the Tender Offer is:

Delivery of this Notice of Guaranteed Delivery to an address other than those shown above or transmission of instructions via a facsimile number other than that listed above does NOT constitute a valid delivery. Deliveries to the Book-Entry Transfer Facility (as defined in the Offer to Purchase) does not constitute valid delivery to the Depositary.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to Wendy’s International, Inc., an Ohio corporation (“Wendy’s”), upon the terms and subject to the conditions set forth in the Offer to Purchase dated October 18, 2006 (the “Offer to Purchase”) and the related Letter of Transmittal (which together, as amended or supplemented, constitute the “Offer”), receipt of which is hereby acknowledged, the number (indicated below) of shares of common stock, $0.10 stated value per share (such shares, together with all other outstanding shares of common stock of Wendy’s, are herein referred to as the “Shares”), of Wendy’s, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

NUMBER OF SHARES BEING TENDERED HEREBY:                  SHARES

CHECK ONLY ONE BOX. IF MORE THAN ONE BOX IS CHECKED, OR IF NO BOX IS CHECKED, THERE IS NO VALID TENDER OF SHARES.

SHARES TENDERED AT PRICE DETERMINED PURSUANT TO THE OFFER

(See Instruction 5 of The Letter of Transmittal)

☐	The undersigned desires to maximize the chance of having Wendy’s purchase all the Shares the undersigned is tendering (subject to the possibility of proration). Accordingly, by checking this ONE BOX INSTEAD OF ONE OF THE PRICE BOXES BELOW, the undersigned hereby tenders Shares and is willing to accept the purchase price determined by Wendy’s pursuant to the Offer. This action will result in receiving a price per share of as low as $33.00 or as high as $36.00.

— OR —

SHARES TENDERED AT PRICE DETERMINED BY SHAREHOLDER

(See Instruction 5 of The Letter of Transmittal)

By checking ONE of the boxes below INSTEAD OF THE BOX ABOVE, the undersigned hereby tenders Shares at the price checked. This action could result in none of the Shares being purchased if the purchase price for the Shares is less than the price checked. If the purchase price for the Shares is equal to or greater than the price checked, then the Shares purchased by Wendy’s will be purchased at the purchase price. A shareholder who desires to tender Shares at more than one price must complete a separate Letter of Transmittal for each price at which Shares are tendered. The same Shares cannot be tendered at more than one price (unless those Shares were previously tendered and withdrawn).

PRICE (IN U.S. DOLLARS) PER SHARE AT WHICH SHARES ARE BEING TENDERED
☐ $33.00 ☐ $33.25 ☐ $33.50 ☐ $33.75 ☐ $34.00	☐ $34.25 ☐ $34.50 ☐ $34.75 ☐ $35.00	☐ $35.25 ☐ $35.50 ☐ $35.75 ☐ $36.00

CONDITIONAL TENDER

(See Instruction 16 of the Letter of Transmittal)

A tendering shareholder may condition his or her tender of Shares upon Wendy’s purchasing a specified minimum number of the Shares tendered, all as described in Section 6 of the Offer to Purchase. Unless at least the minimum number of Shares you indicate below is purchased by Wendy’s pursuant to the terms of the Offer, none of the Shares tendered will be purchased. It is the tendering shareholder’s responsibility to calculate that minimum number of Shares that must be purchased if any are purchased, and each shareholder is urged to consult his or her own tax advisor. Unless this box has been checked and a minimum specified, your tender will be deemed unconditional.

☐	The minimum number of Shares that must be purchased, if any are purchased, is: Shares

If, because of proration, the minimum number of Shares designated will not be purchased, Wendy’s may accept conditional tenders by random lot, if necessary. However, to be eligible for purchase by random lot, the tendering shareholder must have tendered all of his or her Shares and checked the box below:

☐	The tendered Shares represent all Shares held by the undersigned.

Certificate	Nos. (if available):

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account No. at

The Depository Trust Company

SIGN HERE

Signature(s)

Dated: ,	2006

Name(s) of Shareholders:

(Please	Type or Print)

(Address)

(Zip	Code)

(Area Code and Telephone No.)

(Taxpayer ID No. or Social Security No.)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm that is a member of a registered national securities exchange or the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office, branch or agency in the United States, or otherwise an “eligible institution” within the meaning of Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, guarantees (a) that the above named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, as amended, (b) that such tender of Shares complies with Rule 14e-4 and (c) to deliver to the Depositary the Shares tendered hereby, together with a properly completed and duly executed Letter(s) of Transmittal with any required signature guarantee, unless an Agent’s Message (as defined in the Offer to Purchase) in the case of book-entry transfer is utilized, and any other required documents, all within three (3) NYSE trading days of the date hereof.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone No.)

Dated:                         , 2006

DO NOT SEND STOCK CERTIFICATES WITH THE FORM.

YOUR STOCK CERTIFICATES MUST BE SENT WITH THE LETTER OF TRANSMITTAL